FOURTH AMENDMENT                     Exhibit 4.1
                             TO REVOLVING CREDIT AND
                               GUARANTY AGREEMENT


                  FOURTH AMENDMENT, dated as of April16, 2003 (the "Amendment"), to the REVOLVING CREDIT AND GUARANTY AGREEMENT, dated as of November 15, 2001, among BURLINGTON INDUSTRIES, INC., a Delaware corporation (the "Borrower"), a debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code, the Guarantors named therein (the "Guarantors"), each of which Guarantors is a debtor and debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code, JPMORGAN CHASE BANK, a New York banking corporation ("JPMorgan Chase"), each of the other financial institutions party thereto (together with JPMorgan Chase, the "Banks") and JPMORGAN CHASE BANK, as Agent for the Banks (in such capacity, the "Agent"):

                              W I T N E S S E T H:

                  WHEREAS, the Borrower, the Guarantors, the Banks and the Agent are parties to that certain Revolving Credit and Guaranty Agreement, dated as of November 15, 2001, as amended by that certain First Amendment to Revolving Credit and Guaranty Agreement, dated as of December 20, 2001, that certain Second Amendment to Revolving Credit and Guaranty Agreement, dated as of March 13, 2002 and that certain Third Amendment to Revolving Credit and Guaranty Agreement, dated as of September 24, 2002 (as the same may be further amended, modified or supplemented from time to time, the "Credit Agreement"); and

                  WHEREAS, the Borrower has requested that certain provisions of the Credit Agreement be amended, as set forth herein.

                  NOW, THEREFORE, it is agreed:

1. As used herein all terms that are defined in the Credit Agreement shall have the same meanings herein.

2. Section 1.01 of the Credit Agreement is hereby amended by inserting the following definitions in appropriate alphabetical order:

                  "Adequate Protection Order" shall mean that certain Order Approving Adequate Protection dated April __, 2003.

                  "Hedge Agreements" shall mean those certain pre-petition interest rate protection and foreign exchange agreements between the Borrower and BofA.

                  "BofA" shall mean Bank of America, N.A., in its capacity as the Borrower's counterparty under the Hedge Agreements.

3. Section 6.01 of the Credit Agreement is hereby amended by: (i) deleting the word "and" immediately preceding clause (vi) thereof and inserting a comma in lieu thereof, and (ii) inserting at the end thereof the clause:

                   "and (vii) Liens in favor of BofA as adequate protection granted pursuant to the Adequate Protection Order, which Liens are junior to the Liens contemplated hereby in favor of the Agent and the Banks and pari passu with the Liens permitted by clause (ii) of this Section, provided that the Adequate Protection Order provides that BofA shall not be permitted to take any action to foreclose with respect to such junior Liens so long as any amounts shall remain outstanding hereunder or any Commitment shall be in effect."

4. Section 7.01(m) of the Credit Agreement is hereby amended in its entirety to read as follows:

                  "(m) except as permitted by the Orders or as otherwise agreed to by the Agent, the Borrower or the Guarantors shall make any Pre-Petition Payment other than Pre-Petition Payments authorized by the Bankruptcy Court (s) in accordance with other "first day" orders reasonably satisfactory to the Agent,
                  (t) not in excess of $8,000,000 in respect of certain critical vendors and service providers (and other matters reasonably acceptable to the Agent and approved by the Bankruptcy Court),
                  (u) in connection with the assumption of executory contracts and unexpired leases, (v) in respect of accrued payroll and related expenses and employee benefits as of the Filing Date,
                  (w) (A) in connection with asset sales permitted by Section 6.11(vi) with a portion of the Net Proceeds thereof to be applied in accordance with that certain Order Approving Third Amendment to Revolving Credit and Guaranty Agreement dated September 24, 2002 (the "Third Amendment Order") and (B) additional adequate protection payments made to the Existing Lenders in an aggregate amount not in excess of $33,700,000 in accordance with the Third Amendment Order, (x) additional adequate protection payments made to the Existing Lenders in an aggregate amount not in excess of $50,000,000 in accordance with the Adequate Protection Order, (y) adequate protection payments made to BofA in the form of quarterly payments of current post-petition interest on the Borrower's obligations under the Hedging Agreements at a rate of three month LIBOR plus 3.25% (with LIBOR being reset on the first business day of each month), effective as of the termination date of each of the Hedging Agreements, and (z) payments, in an aggregate amount not to exceed $5,000,000, in respect of certain settlements of pre-petition claims asserted against the Borrower or the Guarantors which settlements are approved by the Bankruptcy Court."

5. This Amendment shall not become effective (the "Effective Date") until the date on which (i) this Amendment shall have been executed by the Borrower, the Guarantors and the Required Banks, and the Agent shall have received evidence satisfactory to it of such execution, (ii) the Bankruptcy Court shall have entered the Adequate Protection Order, and the Adequate Protection Order shall be satisfactory in form and substance to the Agent and (iii) the Agent shall have notified the Borrower in writing that the Effective Date has occurred.

6. Except to the extent hereby amended, the Credit Agreement and each of the Loan Documents remain in full force and effect and are hereby ratified and affirmed.

7. The Borrower agrees that its obligations set forth in Section 10.05 of the Credit Agreement shall extend to the preparation, execution and delivery of this Amendment, including the reasonable fees and disbursements of special counsel to the Agent.

8. This Amendment shall be limited  precisely as written and shall not be deemed
(a) to be a consent granted pursuant to, or a waiver or modification of, any other term or condition of the Credit Agreement or any of the instruments or agreements referred to therein or (b) to prejudice any right or rights which the Agent or the Banks may now have or have in the future under or in connection with the Credit Agreement or any of the instruments or agreements referred to therein. Whenever the Credit Agreement is referred to in the Credit Agreement or any of the instruments, agreements or other documents or papers executed or delivered in connection therewith, such reference shall be deemed to mean the Credit Agreement as modified by this Amendment.

9. This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

10. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

                           [SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and the year first written.


                                      BORROWER:

                                      BURLINGTON INDUSTRIES, INC.
                                      By:
                                          -------------------------------------
                                      Title:

                                      GUARANTORS:

                                      B. I. TRANSPORTATION, INC.
                                      BH/M-II INC.
                                      BI PROPERTIES INC.
                                      BI PROPERTIES I INC.
                                      BII MEXICO HOLDINGS I, INC.
                                      BII MEXICO HOLDINGS II, INC.
                                      BII MEXICO LAUNDRY HOLDING CO.
                                      BII MEXICO YARNS HOLDING CO.
                                      BURLINGTON APPAREL SERVICES COMPANY
                                      BURLINGTON FABRICS INC.
                                      BURLINGTON FABRITEX USA, INC.
                                      BURLINGTON INDUSTRIES I, LLC
                                      BURLINGTON INDUSTRIES II, LLC
                                      BURLINGTON INDUSTRIES III, LLC
                                      BURLINGTON INDUSTRIES IV, LLC
                                      BURLINGTON INDUSTRIES V, LLC
                                      BURLINGTON INTERNATIONAL SERVICES COMPANY
                                      BURLINGTON INVESTMENT INC.
                                      BURLINGTON INVESTMENT II INC.
                                      BURLINGTON MILLS CORPORATION
                                      BURLINGTON MILLS, INC.
                                      BURLINGTON WORLDWIDE INC.
                                      BURLINGTON WORSTEDS INC.
                                      DISTRIBUTEX, INC.


                                      By:
                                      Title:

--------------------------------------------------------------------------------

                            JP MORGAN CHASE BANK,
                            Individually and as Agent

                            By:  _______________________________
                                  Name:
                                  Title:




                            TRANSAMERICA BUSINESS
                            CAPITAL CORPORATION

                            By:  _______________________________
                                  Name:
                                  Title:





                            WACHOVIA BANK, NATIONAL ASSOCIATION

                            By:  _______________________________
                                  Name:
                                  Title:





                            SUNTRUST BANK

                            By:  _______________________________
                                  Name:
                                  Title:





                            BANK OF AMERICA, N.A.

                            By:  _______________________________
                                  Name:
                                  Title:





                            WEBSTER BANK

                            By:  _______________________________
                                  Name:
                                  Title:





                            ARK II CLO 2001-1, LIMITED

                            By: Patriarch Partners II, LLC,
                             its Collateral Manager

                            By: ___________________

                                   Name:
                                   Title: Manager





                            THE CIT GROUP/COMMERCIAL SERVICES, INC.

                            By:  _______________________________
                                  Name:
                                  Title:





                            GENERAL ELECTRIC CAPITAL CORPORATION

                            By:  _______________________________
                                  Name:
                                  Title:





                            FOOTHILL CAPITAL CORPORATION

                            By:  _______________________________
                                  Name:
                                  Title:





                            FLEET NATIONAL BANK

                            By:  _______________________________
                                  Name:
                                  Title:





                            ISRAEL DISCOUNT BANK OF NEW YORK

                            By:  _______________________________
                                  Name:
                                  Title:





                            LASALLE BUSINESS CREDIT, INC.

                            By:  _______________________________
                                  Name:
                                  Title:





                            THE BANK OF NEW YORK

                            By:  _______________________________
                                  Name:
                                  Title: